                                                                  Exhibit 99.1






























                             DETACH PROXY CARD HERE
................................................................................


                 / /
       Votes MUST be indicated
      (x) in Black or Blue ink.



1. Proposal to approve the Agreement and Plan of Merger dated as of June 25, 2002, among Donnelly Corporation, Magna International Inc. and Magna Mirrors Acquisition Corp., and the merger of Donnelly Corporation and Magna Mirrors Acquisition Corp.

             / / FOR                       / / AGAINST


2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.


                                            Please sign exactly as name appears
                                            below. When shares are held by joint
                                            tenants, both should sign. When
                                            signing as attorney, executor,
                                            administrator, trustee or guardian,
                                            please give full title as such. If a
                                            corporation, please sign in full
                                            corporate name by president or other
                                            authorized officer. If a
                                            partnership, please sign in
                                            partnership name by authorized
                                            person.

                  Date     Share Owner sign here    Co-Owner sign here
                  ------------------------------    ----------------------------

                  ------------------------------    ----------------------------


Please Mark, Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.

................................................................................


                              DONNELLY CORPORATION
               49 WEST THIRD STREET, HOLLAND, MICHIGAN 49423-2813
                              PROXY - COMMON STOCK

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


         The undersigned hereby appoints J. Dwane Baumgardner and Kevin L. Brown as Proxies, each with the power to appoint their substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Class A Common Stock and Class B Common Stock of Donnelly Corporation held of record by the undersigned on August 16, 2002, at the special meeting of shareholders to be held September 30, 2002, and at any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

                                (Continued and to be signed and dated
                                        on the Reverse Side.)

                              DONNELLY CORPORATION
                              P.O. BOX 11041
                              NEW YORK, N.Y. 10203-0041

To change your address, please mark this box   / /